UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

January 15, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 15, 2007, VCG Holding Corp., a Colorado corporation (the “Company”) signed an agreement to sell the membership interest in Epicurean Enterprises, LLC. d/b/a Penthouse Phoenix (EEI). The sale was approved by the board of directors on January 10, 2007 and VCG completed the transaction as of January 15, 2007. The terms of the agreement include the sale of the membership interest (100%) for $200,000 in cash and 300,000 shares of common stock in VCG. The purchaser is an independent third party who owned shares in VCG. The value of the VCG shares on January 15, 2007 was $7.90 per share making the total sales price $2,570,000. In addition to the sale of the club, VCG Real Estate Holdings, Inc. (wholly owned subsidiary of VCG) entered in a lease agreement with the purchaser of EEI for the property that the club operates. The lease is five years, with three five year options. The lease is guaranteed personally by the purchaser of EEI and began January 15, 2007. A copy of the Agreement is filed as Exhibit 10.29 and a copy of the lease filed as Exhibit 10.30 incorporated herein.

Section 8. Other Events

Item 8.01 Other Events

On December 18, 2007, the Company issued a press release announcing the sale of the membership in interest of Epicurean Enterprises, LLC. and the lease of the related property. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Title.

	Exhibit 10.29	Sales Agreement dated January 15, 2007

	Exhibit 10.30	Lease Agreement dated January 15, 2007.

	Exhibit 99.1	Press Release dated January 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: January 19, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer